UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: November 16, 2006

GENTEX CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-10235 (Commission File Number)	38-2030505 (IRS Employer Identification No.)

600 North Centennial Street Zeeland, Michigan (Address of principal executive office)	49464 (Zip Code)

Registrant’s telephone number, including area code: (616) 772-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
[_]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

    (e)        Mr. Steve Dykman, who has been appointed as the Vice President — Finance and Chief Financial Officer of Gentex Corporation (the “Company”), effective January 2, 2007, as previously announced, entered into the Company’s standard form Indemnity Agreement effective November 16, 2006, in connection with his appointment. Under this form Indemnity Agreement, the Company agrees to indemnify each of its directors and certain officers that are parties to this Agreement for certain costs, expenses, and other monetary liabilities in the event such parties were, are, or become a party to or witness or other participant in any action, claim, suit, or proceeding by reason of the fact that such director or officer is or was an agent of the Company. The description in this Item 5.02 of the terms of the Indemnity Agreement is qualified in its entirety by reference to the full form thereof included as Exhibit 10(e) to the Company’s Report on Form 10-Q dated October 31, 2002, and the same is incorporated herein by reference.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: November 22, 2006	GENTEX CORPORATION (Registrant) By: /s/ Enoch Jen —————————————— Enoch Jen Senior Vice President and Chief Financial Officer